UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2015

Seratosa Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Queens Road Central
11/F
Central, Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into a Material Definitive Agreements.

On June 1, 2015, Seratosa, Inc. (the "Company" and "STOA"), an e-commerce facilitator announced that it has signed a definitive Software Licensing Agreement (the "License") with a Ad2 Limited, a Company incorporated in the Republic of Seychelles (“Ad2”) in order to provide the Company worldwide rights to deploy, utilize, and market the Wechat Backstage Platform (hereinafter "the Technology").  Ad2 owns and/or has rights to certain computer software programs, the Technology, that are useful in creating, managing and coordinating channels for product sales via Wechat.

A non-exclusive license to Ad2 Technology: Ad2 grants the Company a License to deploy, utilize, market and sell the Technology worldwide.  The Territory of the license shall be worldwide.  The license shall be granted for 5 years upon signing of this agreement and may be extended by another 5 year upon mutual consent.

In return for the License granted above, the Company agrees to provide shares of common stock of STOA, valued at USD $1,000,000, at $0.005 per share price, to Ad2, payable upon signing.

Item 3.02.  Unregistered Sales of Securities.

On June 1, 2015, Seratosa, Inc. agreed to issue shares from the Company through an Software Licensing Agreement with a Ad2 Limited, in the value of USD $1,000,000, at $0.005 per share, in the form of restricted shares of the common stock that will be newly issued shares and subject to SEC rule 144.

Item 7.01.  Regulation FD Disclosure

On June 2, 2015, Seratosa, Inc. issued a press release announcing a definitive license agreement with Ad2 Limited, a Company incorporated in the Republic of Seychelles (“Ad2”) in order to provide the Company worldwide rights to deploy, utilize, and market the Wechat Backstage Platform (hereinafter "the Technology").

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Software Licensing Agreement dated June 1, 2015

99.1	Press Release issued June 2, 2015 by Seratosa* * This exhibit is intended to be furnished and shall not be deemed "filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERATOSA INC.

Dated: June 9, 2015	By: /s/ Brent Suen
Name: Brent Suen
Title: President & CEO